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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

EDITOR'S CONTACT:
Steve Sturgeon
QLogic Corporation
Phone: 949/389-6268
Fax: 949/389-6126

INVESTOR'S CONTACT:
Tom Anderson
QLogic Corporation
Phone: 949/389-6213
Fax: 949/389-6114




                QLOGIC COMPLETES MERGER WITH ANCOR COMMUNICATIONS


ALISO VIEJO, Calif., August 1, 2000 - QLogic Corp. (NASDAQ:QLGC), the leading SAN infrastructure provider, today announced that it has completed its merger with Ancor Communications, Incorporated. Earlier today both QLogic and Ancor shareholders approved the transaction. Pursuant to the merger, which is structured as a tax-free reorganization for U.S. Federal Income Tax purposes and is intended to be accounted for as a pooling of interests, QLogic will exchange
0.5275 shares of common stock for each share of Ancor common stock. Appropriate regulatory clearances have already been obtained.

The merger with Ancor extends QLogic's extensive portfolio of products based on Fibre Channel technology. QLogic expects to leverage key customer relationships to produce synergistic Fibre Channel solutions for the rapidly growing SAN marketplace.

"The merger with Ancor enhances QLogic's strength in the SAN marketplace," said H.K. Desai, chairman, president and CEO of QLogic. "Employees of both companies have been actively planning the successful integration of the business. Our customers will benefit from complete, tested SAN solutions, as well as faster time-to-market deployment of Fibre Channel products."

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QLogic expects the transaction to be neutral to slightly accretive to earnings for the calendar year ending December 2001, and accretive to QLogic's fiscal year ending March 2002, excluding the potential impact of operational and strategic benefits. The Company also noted that it will take a charge to earnings to account for merger and related charges in the September quarter.

ABOUT QLOGIC
QLogic Corporation is changing the way the world views Storage Area Networks
(SANs), serving OEMs, VARs and system integrators with the broadest line of SAN infrastructure components in the industry. With over 15 years of enterprise storage experience, the company delivers a full range of Fibre Channel switches, PCI host bus adapters, controller silicon and management chips for systems and peripherals, as well as the QLogic Management Suite of SAN management software solutions. A member of the Nasdaq-100(R) Index, QLogic recently emerged on the Forbes 500 and Business Week 200 lists. QLogic is integrated in over 200 OEM solutions, including: AMI, Compaq, Dell, EMC, Fujitsu, Hitachi, HP, IBM, INRANGE, Iwill, MTI Technology Corp., Quantum, Raidtec, Siemens, Sun and Unisys. For more information about QLogic and its products, contact QLogic Corp., 26600 Laguna Hills Drive, Aliso Viejo, CA 92656; telephone: 800/662-4471 (sales); 949/389-6000 (corporate); fax: 949/389-6126; home page http://www.qlogic.com.

DISCLAIMER - FORWARD LOOKING STATEMENTS
With the exception of historical information, the statements set forth above include forward-looking statements that involve risks and uncertainties. The Company wishes to advise readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include new and changing technologies and customer acceptance of those technologies; a change in semiconductor foundry capacity or conditions; fluctuations in the growth of I/O markets; fluctuations or cancellations in orders from OEM customers; the Company's ability to compete effectively with other companies; cancellation of OEM products associated with design wins; and reductions in the need for space and increased costs of operations due to facility relocation. Carrying additional expansion space may increase costs and adversely impact future earnings.

These and other factors which could cause actual results to differ materially are also discussed in the company's filings with the Securities and Exchange Commission, including its recent filings on Form S-3, Form 10-K, and Form 10-Q.

Trademarks and registered trademarks are the property of the companies with which they are associated.